EXHIBIT  99.2

                  RECORD OF 4 POST CLAIM - MINERALS TENURE ACT

          SIMILKAMEEN                               Tenure  No.     383391
          -----------                                               ------
        Mining division

DO  NOT  WRITE  IN
THIS  SHADED  AREA                         Date of Record    January  12,  2001
                                                             ------------------

                              PLEASE PRINT CLEARLY

I,      Edwqrd  Skoda                               AGENT  FOR      -  Self  -
        320  -  1100  Melville  Street
        Vancouver,  B.C.
        V6E  4A6

Client No.     124862                               Client  No.
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Hereby  apply  for  a  record of a 4 post claim location; including reference to roads, trails, topographic features, permanent landmarks and a description of the legal post location.

ACCESS

Access from Coalmont, south across the Tulameen River and westward, along an old logging road to Collins Gulch. The LCP was located on the northside of the road approximately 400 meters, by road, west of Collins Gulch.

                                 TAG INFORMATION

I have securely fastened the metal identification      INDENTIFICATION POST NOT
Tag embossed "LEGAL CORNER POST" to the                PLACED were 2S, 3S, 4S,
Legal post (or witness  post) and impressed this       5S, 6S, 6S1W, 6S3W, 5S3W,
Information on the tag                                 4S3W, 3S3W,  2S3W, 1S3W
                                                       1S3W because snow and
                                                       topographical Conditions.
           LEGAL  CORNER  POST
           TAG  NO.  240871
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CLAIM NAME       SF                         If a witness post was placed for the
LOCATOR          E. Skoda                   legal  corner  post:
FMC  No.         124862
AGENT  FOR       Self                       Bearing  from  witness post to true
DATE COMMENCED:  Jan. 12 / 01               position of legal corner post is
TIME             1100 Hrs                -  degrees at a distance of - metres.
DATE COMPLETED   Jan. 12/01                 Bearing from identification post to
TIME   1600  Hrs                            witness  post  -  degrees,  at  a
                                            Distance of  -  metres.
      NUMBER OF CLAIM UNITS                 NOTE: Legal corner post can be
N   -    S   6    E   -   W   3             witnessed only if it was not
                                            feasible to place  ANY  posts.

                                 ACKNOWLEDGEMENT

I have complied with all the terms and conditions of the
Mineral Tenure Act and Regulations pertaining to the            SUB-RECORDER
location  of  4  post claims and have attached a plan of           RECEIVED
location on which the positions of the legal corner post
and all corner posts (and witness and identification posts       JAN. 15, 2001
if  applicable)  are indicated.                                M.R.# 2  $ 180.00
                                                               VANCOUVER,  B.C.
Do you intend to extract Industrial Minerals from this
tenure  Yes [  ]  No [X]                                      (RECORDING STAMP)

     /s/  "E.  F.  Skoda"
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    Signature  of  Locator